Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Malibu Boats, Inc. of our report dated January 6, 2014, relating to our audit of the balance sheet of Malibu Boats, Inc., which appears in the Registration Statement on Form S-1, as amended (No. 333-192862) and related prospectus of Malibu Boats, Inc. filed with the Securities and Exchange Commission.

/s/ McGladrey LLP

Indianapolis, Indiana
February 7, 2014